EXHIBIT 10.30


                               FINDER'S AGREEMENT


         This agreement (the "Agreement") is entered into as of August 15, 2000 by and between VALUESTAR CORPORATION, a Colorado corporation ("ValueStar") and HULL CAPITAL CORP., a Delaware corporation ("Finder").

                                    RECITALS


         WHEREAS, Finder represents that it will endeavor to introduce ValueStar to one or more Targets (as defined in Paragraph 2 below) who may be interested in engaging in a financing arrangement with ValueStar involving or relating to an investment in securities of ValueStar or an entity formed for the purposes of acquiring securities of ValueStar or a joint venture relating to the acquisition of ValueStar (any one or more of the foregoing being hereinafter referred to as a "Transaction"); and

         WHEREAS, ValueStar desires to engage the services of Finder to provide an introduction for ValueStar to such Targets in accordance with the terms and conditions set forth in this Agreement. This arrangement is non-exclusive and ValueStar may engage other finders, broker-dealers and others in its sole discretion.

                                    AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. ValueStar engages Finder to find Targets interested in effecting a Transaction. Prior to contacting Targets, Finder and ValueStar shall agree on acceptable general categories of appropriate Targets. Finder will endeavor to introduce ValueStar to such Targets.

2. For the purposes of this Agreement, "Targets" shall mean individuals or entities introduced to ValueStar by Finder for the purpose of providing funds for a Transaction, including without limitation by making an investment in ValueStar.

3. Finder agrees to register with ValueStar by facsimile (at 510-808-1400, Attention Jim Stein) each Target within 48 hours of Finder believing there is any degree of interest. ValueStar shall be under no obligation to pay a fee on any Target not registered with ValueStar or with which ValueStar or its affiliates have a previous relationship. Within 48 hours of receipt of any registered investors name, ValueStar shall notify Finder by facsimile if there has been any prior contact or


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         arrangement,  which would preclude  payment of a fee to Finder pursuant to this agreement upon a successful funding.

4. Finder is only required to introduce Targets to ValueStar. Target is not authorized to conduct negotiations or make any commitments on behalf of ValueStar.

5. ValueStar will furnish Finder from time to time with a current business plan relating to ValueStar (the "Business Plan"), and copies of the Company's annual and quarterly reports. Finder is authorized to send copies and/or parts of the Business Plan and such reports to Targets only after they have been approved as such by ValueStar.

6. In the event the efforts of Finder result in a consummated Transaction with a Target pursuant to the terms of this agreement, ValueStar shall pay or cause to be paid to Finder a fee in the form described below at the closing of any such Transactions, as follows:

                  a) A fee totaling 8.0% of the "Aggregate Value of the Transaction" for the financing payable in warrants with exercise price equal to the effective common stock price of any such financing. "Aggregate Value of the Transaction" for purposes of this Agreement shall mean any equity funds or other consideration paid by Target(s) introduced by Finder providing
                           consideration   of  any  kind  or   nature   paid  to
                           ValueStar, or stockholders (other than ordinary market transactions) of ValueStar by Finder, or to third parties on their behalf in connection with a Transaction, including consideration paid at closing and assumption of debt.

                  b) The number of warrants shall be computed by dividing the Aggregate Value of the Transaction by the effective common stock price. The exercise price shall be the effective common stock price and the term shall be no less than 5 years.

                  c) The fee shall be reduced by any amounts payable by ValueStar to any other finder or broker in connection with the Transaction. Any arrangements by Finder with any other finders, brokers or persons shall be the obligation of Finder but in any event shall be disclosed to ValueStar before the closing of any Transaction.

                  d) The Aggregate Value of the Transaction shall be computed at closing. If there are multiple closings, Finder will be paid at each closing. If a Target requires warrants or options exercisable in the future, finder will be paid only on the initial investment only, unless otherwise agreed in writing.

7. If at any time within 12 months following the later of consummation of a Transaction and the introduction by Finder of a Target to ValueStar, ValueStar enters into a Transaction (including without limitation, a subsequent Transaction) with the Target, or the Target provides, directly or indirectly, capital, credit,


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         funds, or other financing to ValueStar or any affiliate, then ValueStar shall pay to the Finder the fees set forth in Paragraph 4 above with respect to such Transactions or financing. ValueStar agrees to keep Finder fully informed of all contacts, discussions, and negotiations with any Target and to provide Finder with copies of all drafts and executed documents related to any Transaction or financing involving any Target. Provided if the Target is an entity with which ValueStar already does business at the time of the initial financing any subsequent fee shall not apply if not included in the documentation associated in the initial financing.

8. In the event that ValueStar fails to pay or fails to cause to be paid the applicable fees set forth above at the closing of the Transaction, ValueStar shall be liable for and shall pay all of Finder's reasonable legal fees and reasonable related expenses in connection with the collection of the applicable fees set forth above, together with accrued interest (at the prime rate) on the unpaid fees from the time of closing of the Transaction to the date of payment to Finder.

9. ValueStar shall not be liable for any retainers, cots, expenses other charges incurred by Finder, any Target, or third parties at the request of Finder unless ValueStar has authorized such costs or expenses in writing.


10.      Representatives, Warranties and Covenants.

         (a) Finder is an independent contractor and financial advisor and is not an employee or agent of ValueStar and shall have no authority to bind ValueStar in any manner whatsoever. Finder shall mot prepare any documentation with regard to ValueStar or any potential Transaction, advise any Target concerning the value of any securities of ValueStar, make any representations regarding securities of ValueStar not contained in the Business Plan or otherwise provided by ValueStar, or participate in any negotiations between ValueStar and any Target.

         (b) ValueStar acknowledges that Finder has not done any due diligence with respect to any Target or with respect to ValueStar and that Finder makes no representations whatsoever with respect to ValueStar (including, without limitation, its financial condition or its ability to effectuate its Business Plan or perform any obligations to which it or they may become bound), ValueStar expressly agrees that Finder shall have no liability whatsoever in connection with any Target Finder may introduce to ValueStar, and ValueStar acknowledges that Finder makes no representation or warranty with respect to its ability to obtain any Target interested in and/or able to consummate a Transaction.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law principles.


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12.      This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements, whether written or oral, between the parties. No modification, extension or change in this Agreement shall be effective unless it is in writing and signed by both Finder and ValueStar.

13. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement may not be assigned except upon the prior written consent of either party to this Agreement.

14. Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight mail, or registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):

                  Finder:           Hull Capital Corp.
                                    152 W. 57th Street
                                    New York, New York  10019
                                    Attention: George Holland

                  Company:          ValueStar Corporation
                                    360-22nd Street, Suite 400
                                    Oakland, California 94612
                                    Attention: Jim Stein, CEO



IN WITNESSS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written.


HULL CAPITAL CORP.                                   VALUESTAR CORPORATION



By: /s/ George Holland                               By: /s/ Jim Stein
    ------------------                                   -------------

NAME:  George Holland                                NAME:  Jim Stein